Exhibit 10.09
LONG TERM INCENTIVE PLAN
PERFORMANCE PERIOD 2022-2024

spōk[SM]

Spok 2022 Long Term Incentive Plan (LTIP) Payout Scale

Adjusted EBITDA (100%)			
($ in millions)			
	Result	Performance	Payout
Over Perform	$63.840	110.0%	130.0%
	$60.938	105.0%	120.0%
	$59.487	102.5%	110.0%
	$58.616	101.0%	105.0%
Target	**$58.036**	**100.0%**	**100.0%**
Under Perform	$55.134	95.0%	95.0%
	$52.232	90.0%	90.0%
	$49.331	85.0%	85.0%
	$46.429	80.0%	80.0%
	< $46.429	< 80.0%	0.0%

Calculation of Adjusted EBITDA:

EBITDA
\+ Stock-Based Compensation
\+ Severance and Restructuring
Adjusted EBITDA

Spok Holdings, Inc.
2022 LTIP Target Vs. Performance
(Estimates Based on 2024 Actuals)

Operating Objectives *(dollars in millions)*	Forecast	Target	Performance Versus Target	Expected Payout Percent	Criteria Percent	Weighted Payout Percent
Cumulative Adjusted EBITDA[1] for the Three Year Period Beginning January 1, 2022 and Ending December 31, 2024	$74.479	$58.036	128.3%	130.0%	100.0%	130.0%
Estimated Total Payout						**130.0%**

[1] is equal to EBITDA (+) Stock Based Compensation (+) Severance and Restructuring

Adjusted EBITDA		
2022	14.965	Actual
2023	30.340	Actual
2024	29.174	Actual
	74.479	